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                                                                     EXHIBIT 2.8



                         CONTRIBUTION AND SALE AGREEMENT


                  This CONTRIBUTION AND SALE AGREEMENT (this "Agreement") is entered into as of this 30th day of December, 1999, by and among Charter Communications Holding Company, LLC, a Delaware limited liability company ("Charter Holdco"), CC VII Holdings, LLC, a Delaware limited liability company ("CC VII Holdings") and Charter Communications VII, LLC, a Delaware limited liability company ("CC VII").

                                    RECITALS:

                  WHEREAS, Charter Holdco is the owner, beneficially and of record, of certain minority partnership interests of each of Falcon Media Investors Group, a California Limited Partnership, Falcon Community Investors, a California Limited Partnership, Falcon Investors Group, Ltd., a California Limited Partnership, Falcon Telecable Investors Group, a California Limited Partnership, and Falcon Video Communications Investors, L.P., a California limited partnership (collectively the "Minority Partnership Interests");

                  WHEREAS, Charter Holdco desires to contribute the Minority Partnership Interests to CC VII Holdings;

                  WHEREAS, CC VII Holdings is authorized to issue membership units representing equity interests in CC VII Holdings (the "CC VII Holdings Membership Interests");

                  WHEREAS, CC VII Holdings currently has outstanding 100 units of CC VII Holdings Membership Interests, which are currently held by Charter Holdco;

                  WHEREAS, CC VII Holdings intends to issue additional units of CC VII Holdings Membership Interests to Charter Holdco in exchange for Charter Holdco's contribution of the Minority Partnership Interests to CC VII Holdings;

                  WHEREAS, CC VII Holdings thereafter desires to contribute the Minority Partnership Interests to CC VII.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

                  1. Contribution to CC VII Holdings. Subject to the terms and conditions of this Agreement, Charter Holdco hereby contributes all of the Minority Partnership Interests to CC VII Holdings, in the form of a capital contribution, as of the Effective Date (as hereinafter defined), in exchange for the issuance by CC VII Holdings of CC VII Holdings Membership Interests to Charter Holdco

                  2. Issuance of CC VII Holdings Membership Interests. Subject to the terms and conditions of this Agreement, CC VII Holdings hereby issues CC VII Holdings Membership Interests to Charter Holdco, as of the Effective Date, in exchange for Charter Holdco's contribution of the Minority Partnership Interests to the capital of CC VII Holdings..

                  3. Contribution to the CC VII. Subject to the terms and conditions of this Agreement, immediately after such Minority Partnership Interests are contributed to CC VII Holdings from

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Charter Holdco, CC VII Holdings hereby contributes all of the Minority
Partnership Interests to CC VII, as of the Effective Date.

                  4. Effective Date. This Agreement shall be deemed effective as of 12:01 a.m. on January 1, 2000 (the "Effective Date").

                  5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.

                  6. Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.

                  7. Further Assurances. Each of the parties hereto shall at any time and from time to time following the date hereof, execute and deliver all such further instruments and take all such further actions as may be reasonably necessary to confirm or carry out the provisions hereof.

                  8. Amendment; Waiver; Termination. This Agreement cannot be amended, waived, or terminated except by a writing signed by the parties hereto

                  9. INVALID PROVISIONS. IF ANY PROVISION OF THIS AGREEMENT IS HELD TO BE ILLEGAL, INVALID OR UNENFORCEABLE UNDER PRESENT OR FUTURE LAWS, SUCH PROVISION SHALL BE FULLY SEVERABLE, THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED AS IF SUCH ILLEGAL, INVALID OR UNENFORCEABLE PROVISION HAD NEVER COMPRISED A PART OF THIS AGREEMENT, AND THE REMAINING PROVISIONS OF THIS AGREEMENT SHALL REMAIN IN FULL FORCE AND EFFECT AND SHALL NOT BE AFFECTED BY THE ILLEGAL, INVALID OR UNENFORCEABLE PROVISION OR BY ITS SEVERANCE FROM THIS AGREEMENT. THE PARTIES FURTHER AGREE THAT, IN PLACE OF EACH SUCH ILLEGAL, INVALID OR UNENFORCEABLE PROVISION, THERE SHALL BE ADDED AUTOMATICALLY AS A PART OF THIS AGREEMENT A PROVISION AS SIMILAR TO SUCH ILLEGAL, INVALID OR UNENFORCEABLE PROVISION AS MAY BE POSSIBLE AND BE LEGAL, VALID AND ENFORCEABLE.

                  10. Counterparts. This Agreement may be executed in two or more separately executed counterparts, which may include faxed signature pages, each of which counterparts shall be deemed an original, but all of which together shall constitute one and the same instrument.





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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed and delivered as of the date first above written and effective as of the Effective Date.


                                        CHARTER COMMUNICATIONS
                                           HOLDING COMPANY, LLC


                                        By:  /S/ CURTIS S. SHAW
                                           -------------------------------------
                                           Name: Curtis S. Shaw
                                           Title: Senior Vice President,
                                                   General Counsel and Secretary




                                        CC VII HOLDINGS, LLC


                                        By:  /S/ CURTIS S. SHAW
                                           -------------------------------------
                                           Name: Curtis S. Shaw
                                           Title: Senior Vice President,
                                                   General Counsel and Secretary




                                        CHARTER COMMUNICATIONS VII, LLC


                                        By:  /S/ CURTIS S. SHAW
                                           -------------------------------------
                                           Name: Curtis S. Shaw
                                           Title: Senior Vice President,
                                                   General Counsel and Secretary